Exhibit 99.1

Moving iMage Technologies Announces Second Quarter Fiscal 2024 Results

Fountain Valley, CA – February 14, 2024: Moving iMage Technologies, Inc. (NYSE AMERICAN: MITQ), (“MiT”), a leading technology and services company for cinema, Esports, stadiums, arenas and other out-of-home entertainment venues, today announced results for its second quarter ended December 31, 2023.

“As expected, our second quarter results were down versus last year, reflecting the end to the Shuttered Venue Operators Grant, or SVOG, spending and the impact of the writers’ and actors’ strikes, which negatively impacted the box office and our customers’ ability to build budgets for 2024,” said Phil Rafnson, chairman and chief executive officer, MiT. “As a result of these delays, we saw no major projects move forward during the quarter, however, we did see continued benefits from the ongoing technology upgrade cycle.”

Second Quarter Highlights (Fiscal 2024 versus Fiscal 2023)

●	Revenue decreased 32.6% to $3.3 million compared to $4.8 million;
●	Gross Profit decreased to $0.8 million compared to $1.3 million; Gross Margin of 23.2%;
●	GAAP Operating Loss of ($0.8) million compared to ($0.1) million;
●	GAAP Net Loss and Loss per Share (EPS) of ($0.8) million and ($0.07) compared to GAAP Net Income and EPS of $0.0 million and $0.00, respectively;
●	Non-GAAP Net Loss and Loss per Share (EPS) of ($0.8) million and ($0.07) compared to non-GAAP Net Income and EPS of $0.0 million and $0.00, respectively.

Select Financial Metrics: FY24 versus FY23 as of 12/31/2023*
in millions, except for Income (loss) per Share and percentages	2Q24	2Q23	Change	YTD FY24	YTD FY23	Change
Total Revenue	$3.3	$4.8	-32.6%	$9.9	$10.7	-7.4%
Gross Profit	$0.8	$1.3	-42.1%	$2.6	$2.9	-10.2%
Gross Margin	23.2%	27.1%		26.0%	26.8%
Operating Income (Loss)	($0.8)	($0.1)	-501.4%	($0.4)	($0.1)	-395.6%
Operating Margin	-25.4%	-2.8%		-4.5%	-0.8%
GAAP Net Income (Loss)	($0.8)	$0.0	nm	($0.4)	($0.0)	nm
GAAP Earnings (Loss) per Share	($0.07)	$0.00	nm	($0.03)	($0.00)	nm
Non-GAAP Net Income (Loss)	($0.8)	$0.0	nm	($0.4)	($0.0)	nm
Non-GAAP Income (Loss) Per Share	($0.07)	$0.00	nm	($0.03)	($0.01)	nm
nm = not measurable/meaningful; *may not add up due to rounding

Fiscal 2024 Commentary

“With the strikes behind us, the film industry is returning to normalized movie-making and marketing operations, but the impact from the strikes will be felt in the box office growth rates this year, which analysts expect to be flat to down. Additionally, our customers have just recently set or are establishing their budgets for 2024, which we hope will reflect more robust spending on new projects during the year's second half (our first half of fiscal 2025).

“While the overall industry recovers from the strikes, our customers continue to upgrade technology for projectors and servers, and we are also having early success getting LEA Professional smart power amplifiers scoped into future projects. Additionally, several large potential customers are evaluating this product line for replacing current power amplifiers as they fail and need replacing at existing cinemas. We believe the latter, the attrition market for LEA smart power amplifiers, represents a $30-60 million annual TAM in North America for us to penetrate over time.

“We also continued to move forward with our emerging product lines in recent months. Our

E-caddy concept was well received by the handful of Major League Baseball stadium executives we met. We are now preparing for in-factory field validation and testing of the hardware and firmware, a precursor to real-world field testing. At the same time, we are scoping out the service opportunity for this offering, which we believe can potentially transform the Company over the next several years.” concluded Rafnson.

Dial-in and Webcast Information

Date/Time: Wednesday, February 14, 2024, 11:00 a.m. ET

Toll-Free: 1-877-407-4018
Toll/International: 1-201-689-8471

Call me™: Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ Link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to scheduled start time.

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1655735&tp_key=73206c05af

Telephone Replay
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: Wednesday, February 28, 2024 at 11:59 p.m. ET
Access ID: 13744353
Telephone Replays will be made available after conference end time.

About Moving iMage Technologies

Moving iMage Technologies is a leading manufacturer and integrator of purpose-built technology solutions and equipment to support a wide variety of entertainment applications, with a focus on motion picture exhibitions, sports venues and eSports. MiT offers a wide range of products and services, including custom engineering, systems design, integration and installation, enterprise software solution, digital cinema, A/V integration, as well as customized solutions for emerging entertainment technology. MiT’s Caddy Products division designs and sells proprietary cup-holder and other seating-based products and lighting systems for theaters and stadiums.  For more information, visit www.movingimagetech.com.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Vice President, Investor Relations and Strategic Communications for MiT

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

MOVING IMAGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)
(unaudited)

	December 31,	June 30,
	2023	2023

Assets
Current Assets:
Cash	$5,139	$6,616
Accounts receivable, net	1,138	905
Inventories, net	4,459	4,419
Prepaid expenses and other	954	451
Total Current Assets	11,690	12,391
Long-Term Assets:
Right-of-use asset	282	415
Property and equipment, net	35	28
Intangibles, net	451	480
Other assets	16	16
Total Long-Term Assets	784	939
Total Assets	$12,474	$13,330

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,192	$1,507
Accrued expenses	682	618
Customer deposits	3,131	3,169
Lease liability–current	296	280
Unearned warranty revenue	40	26
Total Current Liabilities	5,341	5,600

Long-Term Liabilities:
Lease liability–non-current	-	151
Total Long-Term Liabilities	—	151
Total Liabilities	5,341	5,751
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 10,576,643 and 10,685,778 shares issued and outstanding at December 31, 2023 and June 30, 2023, respectively	—	—
Additional paid-in capital	12,371	12,462
Accumulated deficit	(5,238)	(4,883)
Total Stockholders’ Equity	7,133	7,579
Total Liabilities and Stockholders’ Equity	$12,474	$13,330

MOVING IMAGE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$3,265	$4,843	$9,900	$10,695
Cost of goods sold	2,506	3,531	7,322	7,824
Gross profit	759	1,312	2,578	2,871

Operating expenses:
Research and development	72	61	139	127
Selling and marketing	628	594	1,170	1,204
General and administrative	889	795	1,716	1,630
Total operating expenses	1,589	1,450	3,025	2,961
Operating loss	(830)	(138)	(447)	(90)
Other income (expense)
Unrealized gain on marketable securities	—	269	—	129
Realized loss on marketable securities	—	(110)	—	(133)
Interest and other income, net	36	25	92	45
Total other income	36	184	92	41

Net income/(loss)	$(794)	$46	$(355)	$(49)

Net profit/(loss) per common share basic and diluted	$(0.07)	$0.00	$(0.03)	$(0.00)
Weighted average shares outstanding: basic and diluted (Note 3)	10,655,686	10,958,398	10,670,732	10,943,561

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	December 31,
	2023	2022
Cash flows from operating activities:

Net income/(loss)	$(355)	$(49)
Adjustments to reconcile net profit/(loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	4	(17)
Depreciation expense	5	3
Amortization expense	29	48
ROU amortization	133	(4)
Stock option compensation expense	10	—
Realized loss on investments	—	4
Changes in operating assets and liabilities
Accounts receivable	(237)	360
Inventories, net	(40)	(694)
Prepaid expenses and other	(503)	597
Accounts payable	(315)	44
Accrued expenses	64	(125)
Unearned warranty revenue	14	41
Customer deposits	(38)	(913)
Lease liabilities	(135)	—
Net cash used in operating activities	(1,364)	(705)
Cash flows from investing activities
Sales of marketable securities	—	4,088
Purchases of marketable securities	—	(4,144)
Purchases of property and equipment	(12)	(4)
Net cash used in investing activities	(12)	(60)

Cash flows from financing activities
Stock Buyback	(101)	—
Net cash (used in) financing activities	(101)	—

Net decrease in cash	(1,477)	(765)
Cash, beginning of the year	6,616	2,340
Cash, end of the year	$5,139	$1,575

Use of Non-GAAP Measures

The Company uses non-GAAP net income/loss and earnings/loss per share as a measure customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that eliminating one-time items and non-cash stock compensation expense is useful in evaluating our core operating results and comparing results to prior periods. However, non-GAAP metrics are not a measure of financial performance under GAAP in the United States of America and should not be considered an alternative to Net Income as an indicator of our operating performance.

RECONCILIATION OF NON-GAAP ITEMS

(in $millions except for per share numbers)